Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS SECOND-QUARTER 2009 RESULTS

— Affirms 2009 sales projections; increases 2009 adjusted* earnings guidance —

LAKE FOREST, Ill., July 29, 2009 — Hospira, Inc. (NYSE: HSP), a leading global specialty pharmaceutical and medication delivery company, today reported results for the second quarter ended June 30, 2009. Net sales for the quarter were $957 million, and adjusted* diluted earnings per share were $0.73. (Adjusted* measures exclude certain specified items as described later in this press release and the attached schedules.)

“Hospira delivered a very good second quarter, marked by strong sales and earnings, and significant progress toward our Project Fuel initiatives,” said Christopher B. Begley, chairman and chief executive officer. “Based on our results for the first half of the year and our expectations for the remainder of 2009, we have increased our full-year adjusted earnings guidance. We remain committed to improving shareholder value through sustainable top- and bottom-line growth.”

Hospira, Inc.

275 North Field Drive

Lake Forest, IL 60045

www.hospira.com

-MORE-

Second-Quarter 2009 Results

The following table highlights selected financial results for the second quarter of 2009 compared to the same period in 2008:

In $ millions, except per share	GAAP Three Months Ended June 30,		%	Adjusted* Three Months Ended June 30,		%
amounts	2009	2008	Change	2009	2008	Change
Net Sales	$956.9	$901.6	6.1%	n/a	n/a	n/a
Gross Profit (Net Sales less Cost of Products Sold)	$346.2	$335.2	3.3%	$365.8	$357.1	2.4%
Income from Operations	$91.1	$117.7	(22.6)%	$176.7	$152.2	16.1%
Diluted EPS	$0.16	$0.43	(62.8)%	$0.73	$0.57	28.1%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	36.2%	37.2%		38.2%	39.6%
Income from Operations	9.5%	13.1%		18.5%	16.9%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include items detailed in the schedules attached to this press release, including impairment and other asset charges of $0.33 to second-quarter 2009 GAAP diluted earnings per share related to the company’s Project Fuel initiatives.

Net sales increased 6.1 percent to $957 million in the second quarter of 2009, compared to $902 million in the second quarter of 2008. Driving the growth were the results for Specialty Injectable Pharmaceuticals (SIP) and Other Pharma. SIP results benefited in part from a favorable comparison to the second quarter of 2008, which was impacted by lower-than-average wholesaler buying patterns. Partially offsetting the favorable SIP and Other Pharma results was a decline in Medication Management Systems (MMS), due to a difficult comparison to the second quarter of 2008, in which MMS generated record quarterly results.

Adjusted* income from operations increased 16.1 percent to $177 million in the second quarter of 2009, compared to $152 million in the second quarter of 2008. Driving the majority of the increase were higher sales volumes; improvements in selling, general and administrative (SG&A) expenses as a result of Project Fuel initiatives; and lower research and development (R&D) spending related to the timing of expenditures. Partially offsetting these factors was the impact of foreign exchange.

Cash Flow

Cash flow from operations for the first six months of 2009 was $236 million, compared to the $183 million generated for the same period in 2008.

Capital expenditures decreased to $78 million for the first six months of 2009, compared to $87 million for the same period in 2008, due to the continued impact of the company’s tighter capital-spending controls implemented in the second half of 2008.

2009 Projections

Hospira continues to expect net sales for the year to increase approximately 4 to 6 percent on a constant-currency basis. Including the impact of foreign exchange, the company expects net sales to be flat to slightly up.

The company now expects full-year 2009 adjusted* diluted earnings per share to range between $2.70 and $2.75 per share. The reconciliation between the projected 2009 adjusted* diluted earnings per share and GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$2.70 – $2.75

Estimated charges related to Project Fuel initiatives (mid-point range of an estimated $0.38 to $0.42 per diluted share in 2009 for non-impairment charges, plus incurred second-quarter impairment and other asset charges of $0.33 per diluted share)	($0.73)

Estimated charges related to planned facilities optimization initiatives (mid-point of an estimated range of $0.10 to $0.12 per diluted share for 2009)	($0.11)

Estimated $53 million for the amortization of intangibles related to the Mayne Pharma acquisition	($0.23)

Impairment of marketable equity securities	($0.10)

Benefit from the settlement of a U.S. income tax audit	$0.57

Diluted earnings per share – GAAP	$2.10 – $2.15

The company continues to project that cash flow from operations in 2009 will be in the $565 million to $615 million range. Depreciation and amortization is expected to be between $210 million and $220 million. Capital expenditures are projected to be between $155 million and $175 million.

*Use of Non-GAAP Adjusted Financial Measures

Non-GAAP financial measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release.

Webcast

Hospira will hold a conference call for investors and media at 8 a.m. Central time on Wednesday, July 29, 2009. A live webcast of the conference call will be available on Hospira’s Web site at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper computer setup for receiving the webcast. A replay will be available on the Hospira Web site for 30 days following the call.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™. As the world leader in specialty generic injectable pharmaceuticals, Hospira offers one of the broadest portfolios of generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management solutions. Through its products, Hospira helps improve the safety, cost and productivity of patient care. The company is headquartered in Lake Forest, Ill., and has approximately 14,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations, projections of certain charges and expenses, and other statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond Hospira’s control, that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K and subsequent Form 10-Qs, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

###

Media Stacey Eisen (224) 212-2276 Media Tareta Adams (224) 212-2535	Financial Community Karen King (224) 212-2711

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Three Months Ended June 30,
	2009	2008	% Change
Net sales	$956.9	$901.6	6.1%

Cost of products sold	610.7	566.4	7.8%
Restructuring and impairment	55.9	6.3	787.3%
Research and development	52.9	58.0	(8.8)%
Acquired in-process research and development	—	0.5	(100.0)%
Selling, general and administrative	146.3	152.7	(4.2)%
Total operating expenses	865.8	783.9	10.4%
Income From Operations	91.1	117.7	(22.6)%

Interest expense	28.2	28.2	—%
Other expense (income), net	14.5	—	nm
Income Before Income Taxes	48.4	89.5	(45.9)%

Income tax expense (benefit)	22.9	20.4	12.3%
Net Income	$25.5	$69.1	(63.1)%

Earnings Per Common Share:
Basic	$0.16	$0.43	(62.8)%
Diluted	$0.16	$0.43	(62.8)%

Weighted Average Common Shares Outstanding:
Basic	160.5	159.1	0.9%
Diluted	162.4	161.5	0.6%

Adjusted Gross Profit (1)(2)	$365.8	$357.1	2.4%
Adjusted Income From Operations (1)	$176.7	$152.2	16.1%
Adjusted Net Income (1)	$118.2	$92.4	27.9%
Adjusted Diluted Earnings Per Share (1)	$0.73	$0.57	28.1%

Statistics (as a % of net sales, except for income tax rate):

	GAAP Three Months Ended June 30,		Adjusted (1) Three Months Ended June 30,
	2009	2008	2009	2008
Gross Profit (2)	36.2%	37.2%	38.2%	39.6%
Income From Operations	9.5%	13.1%	18.5%	16.9%
Net Income	2.7%	7.7%	12.4%	10.2%
Income Tax Rate	47.3%	22.8%	21.5%	25.5%

(1)     Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures schedule.

(2)     Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Six Months Ended June 30,
	2009	2008	% Change
Net sales	$1,816.6	$1,790.3	1.5%

Cost of products sold	1,150.8	1,138.1	1.1%
Restructuring and impairment	65.3	9.3	602.2%
Research and development	102.9	107.9	(4.6)%
Acquired in-process research and development	—	0.5	(100.0)%
Selling, general and administrative	291.8	305.1	(4.4)%
Total operating expenses	1,610.8	1,560.9	3.2%
Income From Operations	205.8	229.4	(10.3)%

Interest expense	55.1	59.6	(7.6)%
Other expense (income), net	14.2	(4.1)	(446.3)%
Income Before Income Taxes	136.5	173.9	(21.5)%

Income tax (benefit) expense	(54.5)	39.4	(238.3)%
Net Income	$191.0	$134.5	42.0%

Earnings Per Common Share:
Basic	$1.19	$0.85	40.0%
Diluted	$1.18	$0.83	42.2%

Weighted Average Common Shares Outstanding:
Basic	160.0	158.9	0.7%
Diluted	161.5	161.2	0.2%

Adjusted Gross Profit (1)(2)	$705.4	$694.6	1.6%
Adjusted Income From Operations (1)	$326.6	$297.4	9.8%
Adjusted Net Income (1)	$215.0	$180.3	19.2%
Adjusted Diluted Earnings Per Share (1)	$1.33	$1.12	18.8%

Statistics (as a % of net sales, except for income tax rate):

	GAAP Six Months Ended June 30,		Adjusted (1) Six Months Ended June 30,
	2009	2008	2009	2008
Gross Profit (2)	36.7%	36.4%	38.8%	38.8%
Income From Operations	11.3%	12.8%	18.0%	16.6%
Net Income	10.5%	7.5%	11.8%	10.1%
Income Tax Rate	(39.9)%	22.7%	21.5%	25.5%

(1)     Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures schedule.

(2)     Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.

Hospira, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(dollars and shares in millions, except for per share amounts)

The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income, and adjusted diluted Earnings Per Share) adjust for certain specified items. Management believes that Non-GAAP financial measures can facilitate a more complete analysis and greater transparency into Hospira’s ongoing results of operations, particularly in comparing underlying results from period to period. Management uses these Non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Hospira’s Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies.

Three months ended June 30, 2009 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP financial measures	$346.2	$91.1	$25.5	$0.16
Specified items:
Project Fuel charges (A)	4.8	67.6	64.0	0.40
Facilities Optimization charges (B)	0.4	3.6	2.4	0.01
Amortization of Mayne Pharma intangible assets (C)	14.4	14.4	9.7	0.06
Impairment of marketable equity securities (D)	—	—	16.6	0.10
Adjusted financial measures	$365.8	$176.7	$118.2	$0.73

GAAP results for the three months ended June 30, 2009 include:

(A) –

Project Fuel charges: $4.8 million reported in Cost of products sold, $52.7 million reported in Restructuring and impairment, $0.9 million reported in Research and development and $9.2 million reported in Selling, general and administrative. These charges relate to the Project Fuel initiatives and include costs for severance and other employee benefits, process optimization implementation, other asset charges, exit costs and charges associated with certain non-strategic businesses and underlying assets committed for disposal and the related inventory, property and equipment, allocated goodwill and intangible assets.

(B) –

Facilities Optimization charges: $0.4 million reported in Cost of products sold and $3.2 million reported in Restructuring and impairment. These charges relate to facilities optimization from the closure or departure from certain manufacturing and research and development (“R&D”) facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C) –	Amortization of Mayne Pharma Limited (“Mayne Pharma”) intangible assets resulting from the Mayne Pharma acquisition is reported in Cost of products sold.
(D) –	Impairment of marketable equity securities is reported in Other expense (income), net.

Three months ended June 30, 2008 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP financial measures	$335.2	$117.7	$69.1	$0.43
Specified items:
Facilities Optimization charges (A)	3.4	9.9	6.2	0.04
Amortization of Mayne Pharma intangible assets (B)	15.9	15.9	10.7	0.07
Integration-related charges (C)	2.6	8.2	5.9	0.03
Acquired in-process research and development	—	0.5	0.5	—
Adjusted financial measures	$357.1	$152.2	$92.4	$0.57

GAAP results for the three months ended June 30, 2008 include:

(A) –	Facilities Optimization charges: $3.4 million reported in Cost of products sold, $6.3 million reported in Restructuring and impairment and $0.2 million reported in Research and development.
(B) –	Amortization of Mayne Pharma intangible assets is reported in Cost of products sold.
(C) –

Integration-related charges: $2.6 million reported in Cost of products sold, $0.4 million reported in Research and development and $5.2 million reported in Selling, general and administrative. These charges relate to the integration of Mayne Pharma and other acquisitions into our operations and include costs for closure of facilities, termination of lease agreements, severance and other employee benefit costs.

(1) Gross profit is defined as Net sales less Cost of products sold.

Hospira, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(dollars and shares in millions, except for per share amounts)

The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income, and adjusted diluted Earnings Per Share) adjust for certain specified items. Management believes that Non-GAAP financial measures can facilitate a more complete analysis and greater transparency into Hospira’s ongoing results of operations, particularly in comparing underlying results from period to period. Management uses these Non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Hospira’s Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies.

Six months ended June 30, 2009 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP financial measures	$665.8	$205.8	$191.0	$1.18
Specified items:
Project Fuel charges (A)	4.8	78.1	70.5	0.44
Facilities Optimization charges (B)	7.4	15.3	10.1	0.06
Amortization of Mayne Pharma intangible assets (C)	27.4	27.4	18.7	0.12
Impairment of marketable equity securities (D)	—	—	16.6	0.10
Resolution of IRS tax audit benefit (E)	—	—	(91.9)	(0.57)
Adjusted financial measures	$705.4	$326.6	$215.0	$1.33

GAAP results for the six months ended June 30, 2009 include:

(A) –

Project Fuel charges: $4.8 million reported in Cost of products sold, $57.4 million reported in Restructuring and impairment, $1.3 million reported in Research and development and $14.6 million reported in Selling, general and administrative. These charges relate to the Project Fuel initiatives and include costs for severance and other employee benefits, process optimization implementation, other asset charges, exit costs and charges associated with certain non-strategic businesses and underlying assets committed for disposal and the related inventory, property and equipment, allocated goodwill and intangible assets.

(B) –

Facilities Optimization charges: $7.4 million reported in Cost of products sold and $7.9 million reported in Restructuring and impairment. These charges relate to facilities optimization from the closure or departure from certain manufacturing and research and development (“R&D”) facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C) –	Amortization of Mayne Pharma Limited (“Mayne Pharma”) intangible assets resulting from the Mayne Pharma acquisition is reported in Cost of products sold.
(D) –	Impairment of marketable equity securities is reported in Other expense (income), net.
(E) –

Resolution of IRS tax audit benefit of $91.9 million reported in Income tax expense (benefit). This discrete income tax benefit is related to the completion and effective settlement of U.S. tax return audits.

Six months ended June 30, 2008 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP financial measures	$652.2	$229.4	$134.5	$0.83
Specified items:
Facilities Optimization charges (A)	7.8	17.7	10.9	0.07
Amortization of Mayne Pharma intangible assets (B)	31.6	31.6	21.3	0.14
Integration-related charges (C)	3.0	18.2	13.1	0.08
Acquired in-process research and development	—	0.5	0.5	—
Adjusted financial measures	$694.6	$297.4	$180.3	$1.12

GAAP results for the six months ended June 30, 2008 include:

(A) –	Facilities Optimization charges: $7.8 million reported in Cost of products sold, $9.3 million reported in Restructuring and impairments and $0.6 million reported in Research and development.
(B) –	Amortization of Mayne Pharma intangible assets is reported in Cost of products sold.
(C) –

Integration-related charges: $3.0 million reported in Cost of products sold, $0.8 million reported in Research and development and $14.4 million reported in Selling, general and administrative. These charges relate to the integration of Mayne Pharma and other acquisitions into our operations and include costs for closure of facilities, termination of lease agreements, severance and other employee benefit costs.

(1) Gross profit is defined as Net sales less Cost of products sold.

Hospira, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(dollars in millions)

	June 30,	December 31,
	2009	2008
Assets
Current Assets:
Cash and cash equivalents	$608.5	$483.8
Trade receivables, less allowances of $7.7 in 2009 and $6.7 in 2008	594.4	583.4
Inventories	864.7	830.5
Deferred income taxes	191.7	172.2
Prepaid expenses and other current assets	48.5	35.7
Other receivables	50.5	43.7
Total Current Assets	2,358.3	2,149.3
Property and equipment, net	1,183.2	1,192.1
Intangible assets, net	399.7	404.4
Goodwill	1,189.5	1,167.4
Deferred income taxes	62.1	70.1
Investments	41.3	37.6
Other assets	54.8	53.2
Total Assets	$5,288.9	$5,074.1
Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$402.0	$338.3
Trade accounts payable	200.4	231.5
Salaries, wages and commissions	121.2	144.7
Deferred income taxes	—	1.5
Other accrued liabilities	340.7	331.5
Total Current Liabilities	1,064.3	1,047.5
Long-term debt	1,705.8	1,834.0
Deferred income taxes	29.9	25.2
Post-retirement obligations	200.3	195.5
Other long-term liabilities	94.3	195.5
Commitments and Contingencies
Total Shareholders’ Equity	2,194.3	1,776.4
Total Liabilities and Shareholders’ Equity	$5,288.9	$5,074.1

Hospira, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in millions)

	Six Months Ended June 30,
	2009	2008

Cash Flow From Operating Activities:
Net income	$191.0	$134.5
Adjustments to reconcile net income to net cash from operating activities-
Depreciation	83.2	93.9
Amortization of intangible assets	30.7	34.4
Impairment and other asset charges	69.7	—
Write-off of acquired in-process research and development	—	0.5
Stock-based compensation expense	22.7	24.5
Deferred income tax and other tax adjustments	(98.3)	(4.6)
Net gains on sales of assets	—	(0.5)
Changes in assets and liabilities-
Trade receivables	(2.8)	(44.5)
Inventories	(6.3)	(51.2)
Prepaid expenses and other assets	(11.4)	13.5
Trade accounts payable	(32.8)	9.8
Other liabilities	(18.2)	(41.5)
Other, net	8.5	13.8
Net Cash Provided by Operating Activities	236.0	182.6

Cash Flow From Investing Activities:
Capital expenditures (including instruments placed with or leased to customers)	(77.8)	(86.7)
Acquisition, net of cash acquired, and payments for contingent consideration	(14.2)	(20.4)
Purchases of intangibles and other investments	(3.2)	(42.3)
Purchases of marketable equity securities	—	(24.5)
Proceeds from sale of facilities	—	0.8
Net Cash Used in Investing Activities	(95.2)	(173.1)

Cash Flow From Financing Activities:
Issuance of long-term debt, net of fees paid	246.7	—
Repayment of long-term debt	(306.1)	(85.1)
Other borrowings, net	0.7	7.0
Excess tax benefit from stock-based compensation arrangements	0.2	1.0
Proceeds from stock options exercised	35.4	22.5
Net Cash Used in Financing Activities	(23.1)	(54.6)

Effect of exchange rate changes on cash and cash equivalents	7.0	5.4

Net change in cash and cash equivalents	124.7	(39.7)
Cash and cash equivalents at beginning of period	483.8	241.1
Cash and cash equivalents at end of period	$608.5	$201.4

Supplemental Cash Flow Information:
Cash paid during the period-
Interest	$54.8	$62.4
Income taxes, net of refunds	$18.7	$27.7

Hospira, Inc.

Net Sales by Product Line

(Unaudited)

(dollars in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
			% Change at Actual	% Change at Constant			% Change at Actual	% Change at Constant
	2009	2008	Rates	Rates (1)	2009	2008	Rates	Rates (1)
Americas—Pharmaceuticals
Specialty Injectables	$368.5	$299.9	22.9%	24.6%	$701.6	$640.6	9.5%	11.2%
Other Pharma	139.4	122.7	13.6%	15.8%	277.2	244.6	13.3%	15.7%
	507.9	422.6	20.2%	22.0%	978.8	885.2	10.6%	12.5%
Devices
Medication Management Systems	152.2	161.7	(5.9)%	(3.7)%	273.6	279.8	(2.2)%	0.4%
Other Devices	91.6	92.9	(1.4)%	0.5%	184.0	186.4	(1.3)%	0.8%
	243.8	254.6	(4.2)%	(2.1)%	457.6	466.2	(1.8)%	0.6%
Total Americas	751.7	677.2	11.0%	12.9%	1,436.4	1,351.4	6.3%	8.4%

Europe, Middle East & Africa—Pharmaceuticals
Specialty Injectables	68.1	78.4	(13.1)%	2.3%	125.7	156.7	(19.8)%	(5.0)%
Other Pharma	35.4	42.4	(16.5)%	(2.0)%	63.1	79.0	(20.1)%	(5.0)%
	103.5	120.8	(14.3)%	0.8%	188.8	235.7	(19.9)%	(5.0)%
Devices
Medication Management Systems	17.5	19.3	(9.3)%	4.6%	36.6	39.7	(7.8)%	6.9%
Other Devices	17.4	16.5	5.5%	22.1%	34.2	34.0	0.6%	16.8%
	34.9	35.8	(2.5)%	12.7%	70.8	73.7	(3.9)%	11.5%
Total Europe, Middle East & Africa	138.4	156.6	(11.6)%	3.5%	259.6	309.4	(16.1)%	(1.1)%

Asia Pacific—Pharmaceuticals
Specialty Injectables	53.0	52.4	1.1%	18.4%	92.0	98.0	(6.1)%	13.4%
Other Pharma	2.7	3.5	(22.9)%	(2.6)%	6.3	7.6	(17.1)%	8.3%
	55.7	55.9	(0.4)%	17.1%	98.3	105.6	(6.9)%	13.1%
Devices
Medication Management Systems	4.9	5.0	(2.0)%	11.0%	9.6	10.7	(10.3)%	3.0%
Other Devices	6.2	6.9	(10.1)%	(2.3)%	12.7	13.2	(3.8)%	5.3%
	11.1	11.9	(6.7)%	3.3%	22.3	23.9	(6.7)%	4.3%
Total Asia Pacific	66.8	67.8	(1.5)%	14.6%	120.6	129.5	(6.9)%	11.4%

Net Sales	$956.9	$901.6	6.1%	11.4%	$1,816.6	$1,790.3	1.5%	7.0%

Global—Pharmaceuticals
Specialty Injectables	$489.6	$430.7	13.7%	19.8%	$919.3	$895.3	2.7%	8.7%
Other Pharma	177.5	168.6	5.3%	10.9%	346.6	331.2	4.6%	10.6%
	667.1	599.3	11.3%	17.3%	1,265.9	1,226.5	3.2%	9.2%
Devices
Medication Management Systems	174.6	186.0	(6.1)%	(2.4)%	319.8	330.2	(3.1)%	1.3%
Other Devices	115.2	116.3	(0.9)%	3.4%	230.9	233.6	(1.2)%	3.3%
	289.8	302.3	(4.1)%	(0.1)%	550.7	563.8	(2.3)%	2.2%

Net Sales	$956.9	$901.6	6.1%	11.4%	$1,816.6	$1,790.3	1.5%	7.0%

(1) The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates (reflecting comparative local currency balances at prior period foreign exchange rates), which we define as current period net sales excluding the impact of the change in foreign exchange rates less prior period reported net sales divided by prior period reported net sales. This financial measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this financial measure aids in the understanding of our change in net sales without the impact of foreign currency. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP.

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in millions)

	Three Months Ended June 30,
	Net Sales			Income from Operations
	2009	2008	% Change	2009		2008		% Change

Americas	$751.7	$677.2	11.0%	$123.2	A	$138.6	A	(11.1)%
Europe, Middle East & Africa	138.4	156.6	(11.6)%	1.2	B	1.8	B	(33.3)%
Asia Pacific	66.8	67.8	(1.5)%	(2.8)	C	5.1	C	(154.9)%
Total reportable segments	$956.9	$901.6	6.1%	121.6		145.5		(16.4)%
Corporate functions				(20.9)	D	(17.7)	D	18.1%
Stock-based compensation				(9.6)		(10.1)		(5.0)%
Income from operations				91.1		117.7		(22.6)%
Interest expense and other expense (income), net				(42.7)	E	(28.2)	E	51.4%
Income before income taxes				$48.4		$89.5		(45.9)%

Included in the reported Income before income taxes above, are the following charges:

A — Americas
Project Fuel	$52.2	$—
Facilities Optimization	3.6	9.9
Amortization of Mayne Pharma intangible assets	4.8	5.0
Integration-related	—	0.9
Acquired in-process research and development	—	0.5
Total Americas	60.6	16.3

B — Europe, Middle East & Africa
Project Fuel	3.1	—
Amortization of Mayne Pharma intangible assets	5.6	6.1
Integration-related	—	4.0
Total Europe, Middle East & Africa	8.7	10.1

C — Asia Pacific
Project Fuel	8.2	—
Amortization of Mayne Pharma intangible assets	4.0	4.8
Integration-related	—	2.2
Total Asia Pacific	12.2	7.0

D — Corporate functions
Project Fuel	4.1	—
Integration-related	—	1.1
Total Corporate functions	4.1	1.1

E — Interest expense and other expense (income), net
Impairment of marketable equity securities	16.6	—
Total Interest expense and other expense (income), net	16.6	—

Total	$102.2	$34.5

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in millions)

	Six Months Ended June 30,
	Net Sales			Income from Operations
	2009	2008	% Change	2009		2008		% Change

Americas	$1,436.4	$1,351.4	6.3%	$258.2	A	$274.9	A	(6.1)%
Europe, Middle East & Africa	259.6	309.4	(16.1)%	11.3	B	6.3	B	79.4%
Asia Pacific	120.6	129.5	(6.9)%	0.4	C	7.2	C	(94.4)%
Total reportable segments	$1,816.6	$1,790.3	1.5%	269.9		288.4		(6.4)%
Corporate functions				(41.4)	D	(34.5)	D	20.0%
Stock-based compensation				(22.7)		(24.5)		(7.3)%
Income from operations				205.8		229.4		(10.3)%
Interest expense and other expense (income), net				(69.3)	E	(55.5)	E	24.9%
Income before income taxes				$136.5		$173.9		(21.5)%

Included in the reported Income before income taxes above, are the following charges:

A — Americas
Project Fuel	$59.8	$—
Facilities Optimization	15.3	17.7
Amortization of Mayne Pharma intangible assets	9.3	10.2
Integration-related	—	1.3
Acquired in-process research and development	—	0.5
Total Americas	84.4	29.7

B — Europe, Middle East & Africa
Project Fuel	3.3	—
Amortization of Mayne Pharma intangible assets	10.6	11.9
Integration-related	—	9.4
Total Europe, Middle East & Africa	13.9	21.3

C — Asia Pacific
Project Fuel	8.7	—
Amortization of Mayne Pharma intangible assets	7.5	9.5
Integration-related	—	3.8
Total Asia Pacific	16.2	13.3

D — Corporate functions
Project Fuel	6.3	—
Integration-related	—	3.7
Total Corporate functions	6.3	3.7

E — Interest expense and other expense (income), net
Impairment of marketable equity securities	16.6	—
Total Interest expense and other expense (income), net	16.6	—

Total	$137.4	$68.0